Exhibit 4.1

AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of March 31, 2009, by and among IRIDEX Corporation, a Delaware corporation (the “Company”) and the undersigned Holders. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Investor Rights Agreement, dated as of August 31, 2007 (the “Agreement”), by and among the Company and each of BlueLine Capital Partners, LP, BlueLine Capital Partners II, LP and BlueLine Capital Partners III, LP.

RECITALS

A. Section 7(f) of the Agreement provides that any provision of the Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions thereof may be given, only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities (a “Majority in Interest”).

B. Pursuant to Section 2(c) of the Agreement, the Company agreed to file a Form S-3 registration statement (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within 90 days following the Company becoming eligible to file the Shelf Registration Statement;

C. The Company became eligible to file the Shelf Registration Statement on November 21, 2008;

D. The parties hereto desire to waive the Company’s obligation to file the Shelf Registration Statement on or before the date hereof (the “Existing Registration Obligations”) and any defaults or penalties arising therefrom;

E. The parties hereto additionally desire to amend the Agreement to provide that the Holders of at least 60% of the Registrable Securities may request that the Company file a Shelf Registration Statement at any time on or after June 30, 2009;

F. The Holders who have executed this Amendment hold a sufficient number of shares of Registrable Securities to constitute a Majority in Interest; and

G. The undersigned Holders and the Company now wish to amend the Agreement as follows, and to waive on behalf of all parties to the Agreement any past or existing defaults, including any rights to any liquidated damages, required by the Agreement in connection with the Company’s obligation to file a Shelf Registration Statement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Waiver. Subject to Section 2 hereof, each Holder hereby waives (a) the Existing Registration Obligations and (b) any defaults or fees relating to or arising from any breach by the Company of its obligations under the Agreement on or before the date hereof.

2. Amendments to Agreement.

a. The last two paragraphs of Section 1 of the Agreement are amended and restated in their entirety to read as follows:

“Warrants” means the Common Stock purchase warrants issued pursuant to the Purchase Agreement and in connection with that certain Amendment No. 1 to Investor Rights Agreement, dated as of March 31, 2009.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.”

b. Section 2(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) S-3 Registration Rights. If, at any time on or after June 30, 2009, the Company shall receive from Holders of at least sixty percent (60%) of the Registrable Securities a written request (an “S-3 Request”) signed by such Holders requesting that the Company file with the Commission a “shelf” Registration Statement, the Company shall promptly, but in no event more than ninety (90) days following the date of the Company’s receipt of the S-3 Request (the “S-3 Filing Date”), prepare and file a registration statement covering all Registrable Securities for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415 (a “Shelf Registration Statement”). The Registration Statement shall be on Form S-3 (or if such form is not available to the Company, on another form appropriate for such registration in accordance herewith). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable but not later than ninety (90) days after the date of the Company’s receipt of the S-3 Request (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not be subject to further review) and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) with respect to a Holder, such time as all Registrable Securities held by such Holder may be sold without any restriction pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effectiveness Period”). For purposes of the obligations of the Company under this Agreement, no Registration Statement shall be considered “effective” with respect to any Registrable Securities unless such Registration Statement lists the Holders of such Registrable Securities as “Selling Stockholders” and includes such other information as is required to be disclosed with respect to such Holders to permit them to sell their Registrable Securities pursuant to such Registration Statement, unless any such Holder is not included as a “Selling Stockholder” pursuant to Section 3(m). Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Securities Act Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.”

3. Effect of Waiver. Other than as provided in Sections 1 and 2 above, this Waiver shall not operate or be construed to be a waiver of or amendment to any other term or provision of the Agreement. Except as specifically provided by this Amendment, the Agreement shall remain in full force and effect, unamended by this Amendment.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law thereof.

5. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by electronic means or facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

6. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first set forth above.

COMPANY:

IRIDEX CORPORATION

By:	/s/ Theodore A. Boutacoff
Name:	Theodore A. Boutacoff
Title:	President and CEO

HOLDERS:

BLUELINE CAPITAL PARTNERS, LP

By:	/s/ Scott Shuda
Name:	Scott Shuda
Title:	MD of GP

BLUELINE CAPITAL PARTNERS II, LP

By:	/s/ Scott Shuda
Name:	Scott Shuda
Title:	MD of GP

BLUELINE CAPITAL PARTNERS III, LP

By:	/s/ Scott Shuda
Name:	Scott Shuda
Title:	MD of GP

[AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT]